                                                                    EXHIBIT 1(a)



                         G.T. VARIABLE INVESTMENT SERIES

                   CERTIFICATE OF VICE PRESIDENT AND SECRETARY

     I, James W. Churm, Vice President and Secretary of G.T. Variable Investment Series ("Trust"), hereby certify that the sole trustee of the Trust adopted the following resolutions, all of which became effective on December 4, 1992:

     RESOLVED, that the name of the Trust designated as the "G.T. Variable Investment Series" be, and hereby is, changed to "G.T. Global Variable Investment Series."


Dated:   December 4, 1992               By:  /s/ James W. Churm
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                                             James W. Churm
                                             Vice President and Secretary
                                             G.T. Variable Investment Series




San Francisco, California (ss)

Subscribed and sworn before me this    4th    day of   December,  1992.
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/s/ Lezlie Kinsey
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Notary Public

My commission expires     October 17, 1995
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